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             As filed with the Securities and Exchange Commission on
                               December 19, 2002.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                 Date of Report (Date of earliest event reported):
                                December 19, 2002


                            Darden Restaurants, Inc.
             (Exact name of registrant as specified in its charter)


     Florida                           1-13666                   59-3305930
(State or other jurisdiction    (Commission file number)        (IRS employer
     of incorporation)                                       identification No.)



                 5900 Lake Ellenor Drive, Orlando, Florida 32809
                    (Address of principal executive offices)



                 Registrant's telephone number, including area code:
                               (407) 245-4000



                                 Not Applicable
           (Former name or former address, if changed since last report)

Item 5.        Other Events.
               ------------

               On December 19, 2002, the Company issued a news release entitled "Darden Restaurants Announces Leadership Promotions," a copy of which is being filed herewith as Exhibit 99.




Item 7.        Financial Statements and Exhibits.

               (c) Exhibits.

                        Exhibit Number
                        (by reference to
                        Item 601 of
                        Regulation S-K)      Description

                                 99          Press Release dated December 19,
                                             2002,  entitled  "Darden
                                             Restaurants Announces Leadership
                                             Promotions."







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  December 19, 2002          DARDEN RESTAURANTS, INC.



                                   By:         /s/ Paula J. Shives
                                   --------------------------------------------
                                   Paula J. Shives
                                   Senior Vice President
                                   General Counsel and Secretary
























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                                INDEX TO EXHIBITS


Exhibit Number           Description of Exhibit


         99 Press Release dated December 19, 2002, entitled "Darden Restaurants Announces Leadership Promotions."
































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                                                                      EXHIBIT 99
DARDEN RESTAURANTS

Red Lobster(R)Olive Garden(R)Bahama Breeze(R)Smokey Bones(R)
         WWW.DARDEN.COM
                                                       NEWS/INFORMATION
                                                       Corporate Relations
                                                       P.O. Box 593330
                                                       Orlando, FL  32859

                                       Contacts:
                                       Jim DeSimone   (Media)   (407) 245-4563
                                       Matthew Stroud (Analysts)(407) 245-5550

FOR RELEASE
December 19, 2002
4:30 p.m. EST


               DARDEN RESTAURANTS ANNOUNCES LEADERSHIP PROMOTIONS


ORLANDO, FL - Darden Restaurants (NYSE: DRI), owner and operator of the Red Lobster, Olive Garden, Bahama Breeze and Smokey Bones BBQ Sports Bar casual dining restaurant brands, today announced key promotions and a restructuring of its senior management team.

     Dick Rivera, 55, Vice Chairman of Darden, is being promoted to President and Chief Operating Officer of the parent corporation.

     Clarence Otis, 46, Executive Vice President, Chief Financial Officer of Darden, is being appointed President of Smokey Bones restaurants. Clarence will continue in his role as Executive Vice President of Darden to work with Dick and Joe Lee, the company's Chairman and Chief Executive Officer, to provide leadership of Darden's executive management committee.

     Linda Dimopoulos, 52, who is Senior Vice President, Chief Information Officer, of Darden and has served as corporate controller and controller of Red Lobster, is being promoted to Chief Financial Officer of Darden.

     Matthew Stroud, 37, Senior Director, Investor Relations, is being promoted to Vice President of Investor Relations for Darden.

     Brad Blum, 48, also a Vice Chairman of Darden, is leaving the company to accept a position as Chief Executive Officer of Burger King Corporation.

     "We are very excited about these organizational changes, which reflect Darden's leadership depth and commitment to leadership development," said Lee. "We want to be a company that provides opportunities for our leaders inside the Darden family and we recognize that others in the restaurant industry, like Burger King, will also appreciate the depth of our talent."

                                     -MORE-


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     Darden established a new leadership structure in March designed to leverage the skills of its diverse team of strong leaders and build an even stronger, broader platform to grow the company. At the time, new presidents of Red Lobster and Olive Garden were appointed.

     Today's   appointments   further   strengthen   our  operating   leadership
restructure with the appointment of Mr. Otis to lead Smokey Bones, and Mr. Rivera as the company's president and chief operating officer.

     The promotions of Ms. Dimopoulos and Mr. Stroud complete the leadership promotions ensuring continued strong financial expertise at the chief financial and investor relations positions of the company.

     "We'll miss Brad," said Lee. "He is a talented and creative visionary who helped build Darden Restaurants into an industry leader. We wish him well in his new position.

     "We're excited about the new leadership changes. Red Lobster and Olive Garden are operating very well and our emerging growth companies, Bahama Breeze and Smokey Bones have tremendous potential," said Joe Lee. "I'm very proud of this team."

     Darden Restaurants, Inc., headquartered in Orlando, FL, owns and operates over 1,200 Red Lobster, Olive Garden, Bahama Breeze and Smokey Bones restaurants with annual sales of $4.4 billion.

     Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the company with the Securities and Exchange Commission.


                                      -END-

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